Exhibit 99.1
Corpay Reports Fourth Quarter and Full Year Financial Results
4th Quarter: 21% revenue growth, 11% organic revenue growth, and 13% adjusted EPS growth

Atlanta, Ga., February 4, 2026 — Corpay, Inc. (NYSE: CPAY), the corporate payments company, today reported financial results for its fourth quarter and year ended December 31, 2025.

"We had a strong finish to 2025, with fourth quarter revenue, organic revenue and adjusted net income per share finishing ahead of expectations," said Ron Clarke, chairman and chief executive officer, Corpay, Inc. "We were an active corporate development shop, closing the second largest acquisition in the Company’s history, as well as two significant strategic investments. Our 2025 exit rate and accretive deals create a strong set-up for 2026, as we accelerate our rotation to more corporate payments," concluded Clarke.

Financial Results for Fourth Quarter of 2025:

GAAP Results
•Revenues increased 21% to $1,248.2 million in the fourth quarter of 2025, compared with $1,034.4 million in the fourth quarter of 2024.
•Net income2 increased 8% to $264.5 million in the fourth quarter of 2025, compared with $246.0 million in the fourth quarter of 2024.
•Net income per diluted share2 increased 9% to $3.75 in the fourth quarter of 2025, compared with $3.44 per diluted share in the fourth quarter of 2024.

Non-GAAP Results1
•Organic revenue growth1 was 11% in the fourth quarter of 2025.
•Adjusted EBITDA1 increased 18% to $712.4 million in the fourth quarter of 2025, compared to $605.3 million in the fourth quarter of 2024.
•Adjusted net income1,2 increased 11% to $423.6 million in the fourth quarter of 2025, compared with $383.2 million in the fourth quarter of 2024.
•Adjusted net income per diluted share1,2 increased 13% to $6.04 in the fourth quarter of 2025, compared with $5.36 per diluted share in the fourth quarter of 2024.
"Organic revenue growth was 11% for the third consecutive quarter, driven by our two largest segments delivering double digit organic growth," said Peter Walker, chief financial officer, Corpay, Inc. "Our corporate payments segment delivered 16% organic revenue growth, inclusive of a 200 basis point headwind from float revenue compression due to lower interest rates. We also repurchased 1.7 million shares for $500 million in the fourth quarter," concluded Walker.

Financial Results for Full Year 2025:

GAAP Results
•Revenues increased 14% to $4.5 billion in 2025, compared with $4.0 billion in 2024.
•Net income increased 7% to $1.1 billion in 2025, compared with $1.0 billion in 2024.
•Net income per diluted share increased 8% to $15.03 in 2025, compared with $13.97 per diluted share in 2024.

Non-GAAP Results1
•Adjusted EBITDA1 increased 13% to $2.6 billion in 2025, compared with $2.3 billion in 2024.
•Adjusted net income increased 11% to $1.5 billion in 2025, compared with $1.4 billion in 2024.
•Adjusted net income per diluted share increased 12% to $21.38 in 2025, compared with $19.01 in 2024.

"2025 was a very successful year for Corpay. We delivered 10% organic revenue growth along with $21.38 of earnings per share,” said Ron Clarke. "We deployed over $4.3 billion in capital, expanding our position in Corporate Payments with our largest cross border acquisition to date, while repurchasing $782 million of Corpay stock," concluded Clarke.

Fiscal Year 2026 Outlook:

“Our 2026 outlook calls for 16% revenue and 22% adjusted earnings per share growth at the midpoint. Our earnings outlook is driven by strong business fundamentals, accretive acquisitions and a favorable macro,” said Peter Walker. “We expect full year 2026 organic revenue growth of 10%, continued tight expense management and our fourth quarter share repurchases to drive meaningful 2026 adjusted earnings per share growth.”

For fiscal year 2026, Corpay, Inc.'s financial guidance1 is as follows:

•Total revenues between $5,215 million and $5,315 million;
•Net income between $1,344 million and $1,438 million;
•Net income per diluted share between $19.49 and $20.49;
•Adjusted net income between $1,762 million and $1,856 million; and
•Adjusted net income per diluted share between $25.50 and $26.50.

Corpay’s guidance assumptions are as follows for the full year:

•Weighted average U.S. fuel prices equal to $2.90 per gallon;
•Fuel price spreads flat with the 2025 average; and
•Foreign exchange rates equal to the January 2026, 60 day average;
•Interest expense between $370 million and $400 million;
•Free cashflow is used to pay down debt;
•Approximately 70 million fully diluted shares outstanding;
•An adjusted effective tax rate of approximately 25% to 27%; and
•No impact related to material acquisitions or divestitures not closed.
First Quarter of 2026 Outlook:

“First quarter organic revenue growth is expected to be 9% at the midpoint and adjusted EPS is expected to grow over 20%. Revenue and adjusted EPS are expected to build significantly over the year as organic revenue grows and we realize deal synergies,” said Peter Walker.
Conference Call:

The Company will host a conference call to discuss fourth quarter and full year 2025 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Peter Walker, chief financial officer and Jim Eglseder, investor relations. The conference call will be webcast live from the Company's investor relations website at http://investor.corpay.com. The conference call can also be accessed live over the phone by dialing (800)-343-4136 or (203)-518-9843; the Conference ID is CORPAY. A replay will be available one hour after the call and can be accessed by dialing (844)-512-2921 or (412)-317-6671 for international callers; the replay conference ID is 11160871. The replay will be available through Wednesday, February 18, 2026. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology and similar expressions.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements on preliminary information, internal estimates and management’s assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as risks related to our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; the impact of macroeconomic conditions, including any recession or economic downturn that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle adoption, retail lodging prices, foreign exchange rates and interest rates trends develop as anticipated, and whether we are able to develop and implement successful strategies in light of these trends; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; our ability to successfully manage the derivative financial instruments that we use in our Cross-Border solutions to manage our exposure to various market risks, including changes in foreign exchange rates; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of information security controls, or other technology or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; the impact of changes in global tariff and trade policies and potential retaliatory actions by affected countries; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations and related requirements relating to privacy, information security and data protection; derivative and hedging activities; use of third-party vendors and other third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; the risks of mergers, acquisitions and divestitures, such as our recent acquisition of a partnership interest in AvidXchange and the acquisition of Alpha, including, without limitation, the time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; our ability to remediate material weaknesses and the ongoing effectiveness of internal control over financial reporting, as well as the other risks and uncertainties identified under the caption "Risk Factors" in the 2024 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
The Company refers to free cash flow, cash net income and adjusted net income attributable to Corpay interchangeably, a non-GAAP financial measure. Adjusted net income attributable to Corpay is calculated as net income attributable to Corpay, adjusted to eliminate (a) non-cash stock-based compensation expense related to stock-based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, amortization of the premium recognized on the purchase of receivables and amortization attributable to the Company's noncontrolling interest, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, certain discrete tax items, the impact of business dispositions, impairment losses, asset write-offs, restructuring costs, loss on extinguishment of debt, taxes associated with stock-based compensation programs, losses and gains on foreign currency transactions, redemption value adjustment for a non-controlling interest and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of certain discrete tax items. We calculate adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay to eliminate the effect of items that we do not consider indicative of our core operating performance.

Adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, taxes related to stock-based compensation programs and impairment losses do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures, inclusive of changes in operational and capital structure, and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of Corpay.
EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, goodwill impairment, investment loss/gain and other operating, net. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation expense and other one-time items including certain legal expenses, restructuring costs and integration and deal related costs and other items as listed above for adjusted net income. EBITDA and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA as a percentage of revenue.

Management uses adjusted net income attributable to Corpay, adjusted net income per diluted share attributable to Corpay, organic revenue growth, EBITDA and adjusted EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About Corpay

Corpay (NYSE: CPAY), the Corporate Payments Company, is a global S&P 500 provider of commercial cards (e.g, business cards, fleet cards, virtual cards) and AP modernization solutions (e.g., invoice and payments automation, cross border payments) to businesses worldwide. Our solutions “keep business moving” and result in our customers better controlling purchases, mitigating fraud, and ultimately spending less. To learn more visit www.corpay.com.

Contact:

Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com
__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1, 5 and 6 attached. Additional supplemental data is provided in Exhibits 2-4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.
2 Net income, net income per diluted share, adjusted net income and adjusted net income per diluted share is amount attributable to Corpay.

Corpay, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share amounts and percentages)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
	(Unaudited)	(Unaudited)		(Unaudited)

Revenues, net	$1,248,226	$1,034,431	21%	$4,528,403	$3,974,589	14%
Expenses:
Processing	260,055	228,780	14%	969,177	869,085	12%
Selling	138,026	97,514	42%	478,988	380,906	26%
General and administrative	220,464	158,176	39%	733,028	616,874	19%
Depreciation and amortization	116,602	92,440	26%	393,303	351,088	12%
Goodwill impairment	—	90,000	NM	—	90,000	NM
Gain on disposition, net	(53,433)	(121,310)	NM	(42,261)	(121,310)	NM
Other operating, net	2,038	483	NM	2,060	789	161%
Total operating expenses	683,752	546,083	25%	2,534,295	2,187,432	16%
Operating income	564,474	488,348	16%	1,994,108	1,787,157	12%
Other expenses:
Other expense, net	52,079	6,173	NM	46,985	13,961	NM
Interest expense, net	113,019	94,837	19%	403,848	383,043	5%
Loss on extinguishment of debt	—	—	—%	1,596	5,040	(68)%
Total other expenses, net	165,098	101,010	63%	452,429	402,044	13%
Income before income taxes	399,376	387,338	3%	1,541,679	1,385,113	11%
Provision for income taxes	133,760	141,334	(5)%	469,731	381,381	23%
Net income	265,616	246,004	8%	1,071,948	1,003,732	7%
Less: Net income (loss) attributable to noncontrolling interests	1,132	49	NM	2,122	(14)	NM
Net income attributable to Corpay	$264,484	$245,955	8%	$1,069,826	$1,003,746	7%
Basic earnings per share*	$3.79	$3.52	8%	$15.23	$14.27	7%
Diluted earnings per share*	$3.75	$3.44	9%	$15.03	$13.97	8%
Weighted average shares outstanding:
Basic shares	69,377	69,946		70,137	70,331
Diluted shares	70,123	71,463		71,058	71,848

*For 2025, Basic and Diluted earnings per share amounts are determined under the two-class method
NM - Not Meaningful

Corpay, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,496,920	$1,553,642
Restricted cash	6,495,020	2,902,703
Accounts and other receivables (less allowance)	2,156,553	2,090,500
Securitized accounts receivable — restricted for securitization investors	1,823,000	1,323,000
Prepaid expenses and other current assets	1,002,621	806,024
Total current assets	13,974,114	8,675,869
Property and equipment, net	472,310	377,705
Goodwill and other intangibles, net	10,802,551	8,395,109
Other assets	1,170,034	508,348
Total assets	$26,419,009	$17,957,031
Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Customer deposits	8,125,075	3,266,126
Accounts payable, accrued expenses and other current liabilities	2,836,946	2,671,781
Securitization facility	1,823,000	1,323,000
Current portion of notes payable and lines of credit	1,522,530	1,446,974
Total current liabilities	14,307,551	8,707,881
Notes payable and other obligations, less current portion	6,656,157	5,226,106
Deferred income taxes	614,345	439,176
Other noncurrent liabilities	612,279	437,879
Total noncurrent liabilities	7,882,781	6,103,161
Commitments and contingencies
Redeemable noncontrolling interest	302,000	—
Stockholders’ equity:
Common stock	132	131
Additional paid-in capital	3,970,077	3,811,131
Retained earnings	10,264,751	9,196,405
Accumulated other comprehensive loss	(1,392,154)	(1,713,996)
Treasury stock	(8,958,942)	(8,171,329)
Total Corpay stockholders’ equity	3,883,864	3,122,342
Noncontrolling interest	42,813	23,647
Total equity	3,926,677	3,145,989
Total liabilities, redeemable noncontrolling interest and equity	$26,419,009	$17,957,031

Corpay, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (In thousands)

	Year Ended December 31,
	2025	2024
	(Unaudited)
Operating activities
Net income	$1,071,948	$1,003,732
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	131,164	120,106
Stock-based compensation	102,637	116,724
Provision for credit losses on accounts and other receivables	122,642	103,133
Amortization of deferred financing costs and discounts	21,065	7,994
Amortization of intangible assets and premium on receivables	262,139	230,982
Loss on extinguishment of debt	1,596	5,040
Deferred income taxes	(27,904)	(64,718)
Goodwill impairment	—	90,000
Gain on disposition of business	(42,261)	(121,310)
Other non-cash operating expense, net	19,296	1,028
Changes in operating assets and liabilities (net of acquisitions/disposition)	(162,421)	447,854
Net cash provided by operating activities	1,499,901	1,940,565
Investing activities
Acquisitions, net of cash acquired*	1,933,783	(821,924)
Purchases of property and equipment	(200,756)	(175,176)
Investment in equity method investment	(578,446)	—
Proceeds from disposition, net of cash	58,209	185,506
Other	14,572	4,117
Net cash provided by (used in) investing activities	1,227,362	(807,477)
Financing activities
Proceeds from issuance of common stock	67,770	428,224
Repurchase of common stock	(782,818)	(1,287,998)
Contribution from redeemable noncontrolling interest	300,000	—
Borrowings on securitization facility, net	500,000	16,000
Deferred financing costs	(38,825)	(8,493)
Proceeds from notes payable	1,650,000	825,000
Principal payments on notes payable	(197,140)	(140,050)
Borrowings from revolver	12,134,000	9,989,000
Payments on revolver	(12,071,000)	(9,278,000)
Borrowings (payments) on swing line of credit, net	692	(140,713)
Other	(928)	2,019
Net cash provided by financing activities	1,561,751	404,989
Effect of foreign currency exchange rates on cash	246,581	(223,267)
Net increase in cash and cash equivalents and restricted cash	4,535,595	1,314,810
Cash and cash equivalents and restricted cash, beginning of period	4,456,345	3,141,535
Cash and cash equivalents and restricted cash, end of period	$8,991,940	$4,456,345
Supplemental cash flow information
Cash paid for interest, net	$491,373	$496,098
Cash paid for income taxes, net	$510,441	$374,039

*With the acquisition of Alpha Group, the purchase price included approximately $4.5B in cash and cash equivalents and restricted cash, for which there were corresponding customer deposit liabilities assumed.

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share amounts; shares in millions)
(Unaudited)

The following table reconciles net income attributable to Corpay to adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay.*

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to Corpay	$264,484	$245,955	$1,069,826	$1,003,746

Stock-based compensation	27,811	36,131	102,637	116,724
Amortization[1]	82,242	63,354	283,204	238,976
Loss on extinguishment of debt	—	—	1,596	5,040
Integration and deal related costs	66,481	17,262	108,021	33,696
Restructuring and related costs	8,862	874	18,419	9,318
Gain on disposition, net	(53,432)	(121,310)	(42,261)	(121,310)
Goodwill impairment	—	90,000	—	90,000
Adjustments at equity method investment, net of tax	28,496	—	28,496	—
Other[2]	12,391	11,425	15,029	19,071
Total adjustments	172,851	97,736	515,141	391,515
Income tax impact of pre-tax adjustments at the effective tax rate[3]	(37,471)	(27,985)	(127,666)	(98,667)
Discrete tax items[4]	23,712	67,518	60,844	67,518
Adjusted net income attributable to Corpay	$423,576	$383,224	$1,518,145	$1,364,112
Adjusted net income per diluted share attributable to Corpay[5]	$6.04	$5.36	$21.38	$19.01
Diluted shares	70.1	71.5	71.1	71.8

[1] Includes consolidated amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes losses and gains on foreign currency transactions, certain legal expenses, amortization expense attributable to the Company's noncontrolling interest, taxes associated with stock-based compensation programs, a loss on an economic hedge of a foreign-denominated purchase price of an acquisition and a gain on sale of a cost method investment.

[3] Represents provision for income taxes of pre-tax adjustments. Adjustments related to our equity method investment are tax effected at the effective tax rate of the investment as stated.
[4] For 2025, represents discrete tax provision recognized in the third quarter of 2025 as a result of legal entity and tax restructuring actions taken by the Company to facilitate cross-border transactions, discrete non-cash tax provision recognized related to the remeasurement of deferred tax assets and liabilities as a result of a tax law changes in California and Brazil and the impact on taxes of certain non recurring tax impacting items resulting from acquisitions. For 2024, represents discrete non-cash tax provision recognized in the fourth quarter of 2024 related to a prior tax planning strategy and taxes on net gain realized upon disposition of our merchant solutions business within US Vehicle Payments of $47.8 million.

[5] Excludes the impact on earnings per share of the adjustment of a non-controlling interest to its maximum redemption value of $1.5 million.
* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric and percentages)
(Unaudited)

The following table presents revenues, net and revenues, net per key performance metric by segment.*
	As Reported				Pro Forma and Macro Adjusted[1]
	Three Months Ended December 31,				Three Months Ended December 31,
	2025	2024	Change	% Change	2025	2024	Change	% Change
VEHICLE PAYMENTS
'- Revenues, net	$572.8	$497.7	$75.2	15%	$545.4	$496.9	$48.5	10%
'- Transactions	221.9	207.0	14.8	7%	221.1	206.5	14.6	7%
'- Revenues, net per transaction	$2.58	$2.40	$0.18	7%	$2.47	$2.41	$0.06	3%
'- Tag transactions[2]	23.4	22.1	1.3	6%	23.4	22.1	1.3	6%
'- Parking transactions	65.6	63.3	2.3	4%	65.6	63.3	2.3	4%
'- Fleet transactions	117.5	110.7	6.9	6%	116.7	110.1	6.6	6%
'- Other transactions	15.4	11.0	4.4	40%	15.4	11.0	4.4	40%
CORPORATE PAYMENTS[3]
'- Revenues, net	$480.8	$346.2	$134.6	39%	$472.9	$408.6	$64.3	16%
'- Spend volume	$81,426	$48,795	$32,631	67%	$81,426	$56,709	$24,717	44%
'- Revenues, net per spend $	0.59%	0.71%	(0.12)%	(17)%	0.58%	0.72%	(0.14)%	(19)%
LODGING PAYMENTS
'- Revenues, net	$112.5	$120.9	$(8.4)	(7)%	$111.9	$120.9	$(9.0)	(7)%
'- Room nights	7.9	10.6	(2.7)	(25)%	7.9	10.6	(2.7)	(25)%
'- Revenues, net per room night	$14.18	$11.37	$2.81	25%	$14.11	$11.37	$2.74	24%
OTHER[4]
'- Revenues, net	$82.1	$69.7	$12.4	18%	$81.2	$69.7	$11.6	17%
'- Transactions	507.4	488.9	18.5	4%	507.4	488.9	18.5	4%
'- Revenues, net per transaction	$0.16	$0.14	$0.02	13%	$0.16	$0.14	$0.02	12%
CORPAY CONSOLIDATED REVENUES
'- Revenues, net	$1,248.2	$1,034.4	$213.8	21%	$1,211.4	$1,096.1	$115.4	11%

[1] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by segment and metrics, non-GAAP measures, to the GAAP equivalent.
[2] Represents total tag subscription transactions in the quarter. Average monthly tag subscriptions for the fourth quarter of 2025 was 7.8 million.
[3] Corporate payments revenue per spend dollar decreased over the prior year due to new payables and cross-border enterprise clients.
[4] Other includes Gift and Payroll Card operating segments.
* Columns may not calculate due to rounding.

Exhibit 3
Revenues by Geography and Segment
(In millions, except percentages)
(Unaudited)

Revenues, net by Geography*	Three Months Ended December 31,				Year Ended December 31,
	2025	%	2024	%	2025	%	2024	%
US	$581	47%	$547	53%	$2,205	49%	$2,079	52%
Brazil	198	16%	151	15%	713	16%	594	15%
UK	189	15%	137	13%	642	14%	542	14%
Other	280	22%	199	19%	968	21%	760	19%
Consolidated Revenues, net	$1,248	100%	$1,034	100%	$4,528	100%	$3,975	100%

*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended December 31,				Year Ended December 31,
	2025	%	2024	%	2025	%	2024	%
Vehicle Payments	$573	46%	$498	48%	$2,139	47%	$2,009	51%
Corporate Payments	481	39%	346	33%	1,635	36%	1,222	31%
Lodging Payments	113	9%	121	12%	470	10%	489	12%
Other	82	7%	70	7%	285	6%	255	6%
Consolidated Revenues, net	$1,248	100%	$1,034	100%	$4,528	100%	$3,975	100%

*Columns may not calculate due to rounding.

Exhibit 4
Segment Results*
(In thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025[1]	2024	% Change	2025[1]	2024[2]	% Change
Revenues, net:
Vehicle Payments[2]	$572,848	$497,657	15%	$2,138,675	$2,008,799	6%
Corporate Payments	480,792	346,189	39%	1,635,065	1,221,915	34%
Lodging Payments	112,513	120,894	(7)%	469,540	488,589	(4)%
Other[3]	82,073	69,691	18%	285,123	255,286	12%
	$1,248,226	$1,034,431	21%	$4,528,403	$3,974,589	14%
Operating income:
Vehicle Payments[2]	$328,609	$364,840	(10)%	$1,074,706	$1,076,870	—%
Corporate Payments	165,226	136,256	21%	639,793	498,397	28%
Lodging Payments	44,732	54,219	(17)%	194,697	223,388	(13)%
Other[3]	25,907	(66,967)	(139)%	84,912	(11,498)	(838)%
	$564,474	$488,348	16%	$1,994,108	$1,787,157	12%
Depreciation and amortization:
Vehicle Payments[2]	$52,520	$49,444	6%	$194,057	$200,167	(3)%
Corporate Payments	50,784	27,969	82%	141,981	93,316	52%
Lodging Payments	11,223	12,775	(12)%	49,607	48,698	2%
Other[3]	2,075	2,252	(8)%	7,658	8,907	(14)%
	$116,602	$92,440	26%	$393,303	$351,088	12%

[1] Results from Gringo acquired in the first quarter of 2025 are reported in the Vehicle Payments segment from the date of acquisition. Results from Alpha acquired in the fourth quarter of 2025 are reported in the Corporate Payments segment from the date of acquisition.

[2] The results of our merchant solutions business disposed of in December 2024 are included in our Vehicle Payments segment for all periods prior to disposition.
[3] Other includes Gift and Payroll Card operating segments.
NM - Not Meaningful
*Columns may not calculate due to rounding.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended December 31,		Three Months Ended December 31,
	2025*	2024*	2025*	2024*
VEHICLE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$545.4	$496.9	221.1	206.5
Impact of acquisitions/dispositions	1.1	0.8	0.8	0.6
Impact of fuel prices/spread	1.7	—	—	—
Impact of foreign exchange rates	24.7	—	—	—
As reported	$572.8	$497.7	221.9	207.0
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$472.9	$408.6	$81,426	$56,709
Impact of acquisitions/dispositions[2]	—	(62.4)	—	(7,913)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	7.9	—	—	—
As reported	$480.8	$346.2	$81,426	$48,795
LODGING PAYMENTS - ROOM NIGHTS
Pro forma and macro adjusted	$111.9	$120.9	7.9	10.6
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.6	—	—	—
As reported	$112.5	$120.9	7.9	10.6
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$81.2	$69.7	507.4	488.9
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.8	—	—	—
As reported	$82.1	$69.7	507.4	488.9

CORPAY CONSOLIDATED REVENUES
Pro forma and macro adjusted	$1,211.4	$1,096.1	Intentionally Left Blank
Impact of acquisitions/dispositions	1.1	(61.6)
Impact of fuel prices/spread[3]	1.7	—
Impact of foreign exchange rates[3]	34.0	—
As reported	$1,248.2	$1,034.4

[1] Other includes Gift and Payroll Card operating segments.
[2] Revenues reflect 2024 proforma impact of acquisitions of Alpha Group of $45 million and GPS of $17 million.
[3] Revenues reflect the positive impact of movements in foreign exchange rates of approximately $34 million and fuel price spreads of approximately $2 million.
* Columns may not calculate due to rounding.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA AND ADJUSTED EBITDA MEASURES
(In millions, except percentages)
(Unaudited)

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to net income from operations.*

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income from operations	$265.6	$246.0	$1,071.9	$1,003.7
Provision for income taxes	133.8	141.3	469.7	381.4
Interest expense, net	113.0	94.8	403.8	383.0
Other expense, net	52.1	6.2	47.0	14.0
Depreciation and amortization	116.6	92.4	393.3	351.1
Goodwill impairment	—	90.0	—	90.0
Gain on disposition, net	(53.4)	(121.3)	(42.3)	(121.3)
Loss on extinguishment of debt	—	—	1.6	5.0
Other operating, net	2.0	0.5	2.1	0.8
EBITDA	$629.7	$550.0	$2,347.2	$2,107.7

Stock-based compensation	$27.8	$36.1	$102.6	$116.7
Other addbacks[1]	54.9	19.2	115.2	46.4
Adjusted EBITDA	$712.4	$605.3	$2,565.1	$2,270.8

Revenues, net	$1,248.2	$1,034.4	$4,528.4	$3,974.6
Adjusted EBITDA margin	57.1%	58.5%	56.6%	57.1%

[1] Includes certain legal expenses, restructuring costs and integration and deal related costs
* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles full year 2026 and first quarter 2026 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	2026 GUIDANCE
	Low*	High*
Net income	$1,344	$1,438
Net income per diluted share	$19.49	$20.49

Stock-based compensation	132	132
Amortization	310	310
Other	102	102
Total pre-tax adjustments	$544	$544

Income taxes	(126)	(126)
Adjusted net income	$1,762	$1,856
Adjusted net income per diluted share	$25.50	$26.50

Diluted shares	70	70

	Q1 2026 GUIDANCE
	Low*	High*
Net income	$263	$277
Net income per diluted share	$3.83	$3.97

Stock-based compensation	37	37
Amortization	79	79
Other	27	27
Total pre-tax adjustments	$143	$143

Income taxes	(35)	(35)
Adjusted net income	$371	$385
Adjusted net income per diluted share	$5.38	$5.52

Diluted shares	69	69

* Columns may not calculate due to rounding.